LAW OFFICES
                  WITT, GAITHER & WHITAKER, P.C.

              1100 AMERICAN NATIONAL BANK BUILDING
              CHATTANOOGA, TENNESSEE 37402-2608

                   TELEPHONE: 615-265-8881
                   FACSIMILE: 615-266-4138
                   FACSIMILE: 615-265-5298

RAYMOND B. WITT, JR.      STEVEN R. BARRETT          JOHN P. GAITHER
PHIL B. WHITAKER          PHILIP B. WHITAKER, JR.      (1915-1994)
JOHN W. MURREY, III       JANE K. RICCI***
HUGH J. MOORE, JR.        LEIGH ANNE BATTERSBY       WILLIAM P. HUTCHESON
FRANK P. PINCHAK          RICHARD D. FAULKNER, JR.*     (1923-1991)
JOHN F. HENRY, JR.        MICHAEL J. MCSUNAS
HAROLD A. SCHWARTZ, JR.   CHARLES N. WHITAKER         OF COUNSEL:
K. STEPHEN POWERS                                     SHIELDS WILSON
CARTER J. LYNCH, III                                  GARY M. DISHEROON
GEOFFREY G. YOUNG*                                    FRANK M. GROVES
RALPH M. KILLEBREW, JR.   ALSO LICENSED IN:
ROSEMARIE L. BRYAN        *   GEORGIA
DOUGLAS E. PECK**         **  NORTH CAROLINA
JONATHAN M. MINNEN*       *** OHIO & TEXAS


                                July 20, 1994



Board of Directors
Coca-Cola Bottling Co. Consolidated
Charlotte, North Carolina

Gentlemen:

You have requested our opinion concerning certain matters in connection with the Registration Statement on Form S-3 to be filed by Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to $400,000,000 aggregate initial offering price of securities being registered pursuant to Rule 415 under the Securities Act, consisting of one or more of the following:
(i) Debt Securities of the Company; (ii) the Company's
Convertible Preferred Stock, par value $100 per share; (iii) the Company's Non-Convertible Preferred Stock, par value $100 per share; (iv) the Company's Preferred Stock, par value $0.01 per share; (v) the Company's Common Stock, par value $1.00 per share;
and (vi) the Company's Class C Common Stock, par value $1.00 per share.

In rendering the opinions expressed herein, we have examined the Restated Certificate of Incorporation of the Company, the Bylaws of the Company as amended to date, the Indenture dated as of July 20, 1994 between the Company and NationsBank of Georgia, National Association (as Trustee), and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgement are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

                                        WITT, GAITHER & WHITAKER, P.C.


Board of Directors
Coca-Cola Bottling Co. Consolidated
July 20, 1994
Page 2

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Indenture, dated as of July 20, 1994, between the Company and NationsBank of Georgia, National
     Association, as Trustee (the "Indenture"), has been duly authorized and executed by the Company, has been executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the Company.

     3. When the issuance of the Debt Securities has been duly authorized by appropriate corporate action and such Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to such Debt Securities, such Debt Securities will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

     4. When the issuance of shares of any series of (i) the Convertible Preferred Stock, (ii) the Non-Convertible Preferred Stock or (iii) the Preferred Stock ((i), (ii) and (iii), collectively, the "Preferred Equity Securities") has been duly authorized by appropriate corporate action, such Preferred Equity Securities, when issued in accordance with the terms of the applicable corporate authorization and the applicable certificate of designations as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to any issuance of such Preferred Equity Securities, will be duly authorized, validly issued, fully paid and nonassessable.

     5.   When the issuance of shares of (i) the Common
     Stock or (ii) Class C Common Stock ((i) and (ii), collectively, the "Common Equity Securities") has been duly authorized by appropriate corporate action, such Common Equity Securities, when issued in accordance with the terms of the applicable corporate authorization as described in the Registration
     Statement, including the Prospectus and any Prospectus
     Supplement relating to any issuance of such Common
     Equity Securities, will be duly authorized, validly issued, fully paid and nonassessable.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under

                                     WITT, GAITHER & WHITAKER, P.C.

Board of Directors
Coca-Cola Bottling Co. Consolidated
July 20, 1994
Page 3




the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                        Very truly yours,

                        (Signature of Ralph M. Killebrew, Jr.)

                        Ralph M. Killebrew, Jr.
                        For the Firm